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                        CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Prospectus of Sabre Holdings Corporation of our report dated February 22, 2000 relating to the consolidated financial statements and financial statement schedules of GetThere.com, Inc., which is incorporated by reference in the Sabre Holdings Corporation's Current Report on Form 8-K dated July 27, 2001. We also consent to the references to us under the heading "Experts" in such Prospectus.

PricewaterhouseCoopers LLP

San Jose, CA
July 27, 2001